UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2007
STERLING CONSTRUCTION COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31993 (Commission File Number)	25-1655321 (IRS Employer Identification Number)
20810 Fernbush Lane
Houston, Texas 77073
(Address of principal
executive offices)
(281) 821-9091
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release

Item 2.02 Results of Operations and Financial Condition.
On March 15, 2007 Sterling Construction Company, Inc. (the “Company”) issued a press release announcing operating results for its fourth quarter and year-ended December 31, 2006 as well as the election of a director, which is described in Item 5.02, below.
In accordance with General Instruction B.2. of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act except as shall be expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 14, 2007, the Company’s Board of Directors increased the size of the Board from eight directors to nine directors and elected Donald P. Fusilli, Jr. as a Class I director to fill the vacancy thereby created. The term of Class I directors expires at the Company’s 2007 Annual Meeting of Stockholders, and Mr. Fusilli has been nominated for re-election at that time by the Corporate Governance & Nominating Committee of the Board. Prior to Mr. Fusilli’s election, the Board of Directors determined that he qualifies as an independent director under Nasdaq standards, and as such, he will be entitled to the same compensation for service on the Board as other independent directors of the Company.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description
99.1	Press Release issued March 15, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.
Dated: March 15, 2007	By:	/s/ Maarten D. Hemsley
Maarten D. Hemsley
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued March 15, 2007.